Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of Nasdaq, Inc. (the “Company”) for the period ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Adena T. Friedman, as President and Chief Executive Officer of the Company, and Michael Ptasznik, as Executive Vice President, Corporate Strategy and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her or his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Adena T. Friedman
Name:	Adena T. Friedman
Title:	President and Chief Executive Officer
Date:	February 25, 2020

/s/ Michael Ptasznik
Name:	Michael Ptasznik
Title:	Executive Vice President, Corporate Strategy and Chief Financial Officer
Date:	February 25, 2020

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.